                                                                 EXHIBIT 99.1

Contact:                                     Company:

The Foristall Company, Inc.                  Michael J. Fitzpatrick
Thomas F. Curtin                             Chief Financial Officer
Tel: (610)398-3022                           OceanFirst Financial Corp.
Fax: (610)530-7781                           Tel: (732)240-4500, ext. 7506
email:foristal@aol.com                       Fax: (732)349-5070
                                             email:Mfitzpatrick@oceanfirst.com

FOR IMMEDIATE RELEASE

                           OceanFirst Financial Corp.
                           ANNOUNCES 11.1% INCREASE IN
                          QUARTERLY EARNINGS PER SHARE,
                            AND 11.1% INCREASE TO THE
                               QUARTERLY DIVIDEND

         TOMS RIVER, NEW JERSEY, April 24, 2003...OceanFirst Financial Corp. (NASDAQ:OCFC), the holding company for OceanFirst Bank, today announced diluted earnings per share for the quarter ended March 31, 2003 of $.40, an 11.1% increase over the $.36 per diluted share for the same prior year quarter. The Company also announced that its Board of Directors approved an increase in the regular quarterly cash dividend to $.20 per share--covering the three month period ended March 31, 2003--to be paid on May 16, 2003, to shareholders of record on May 2, 2003. The Company had previously paid an $.18 per share quarterly cash dividend.

         In making today's announcement John R. Garbarino, Chairman, President and Chief Executive Officer said, "On behalf of the Board of Directors, I am pleased to announce the second increase to our cash dividend over the past year and the ninth increase since the

Company's initial dividend in 1997. Since that time, the cash dividend has been increased by 200%."

Results of Operations

         Net interest income for the three months ended March 31, 2003 amounted to $15.4 million as compared to $15.7 million in the same prior year period, reflecting lower levels of interest-earning assets and a slightly lower net interest margin. Interest-earning assets decreased as cash flow was utilized to reduce outstanding wholesale borrowings and repurchase common stock. The net interest margin decreased to 3.73% for the three months ended March 31, 2003 from 3.75% in the same prior year period. The yield on interest-earning assets decreased to 6.17% as compared to 6.81% for the same prior year period. Despite this decline, which was reflective of the general interest rate environment, the asset yield still benefited from the Bank's loan growth which was partly funded by reductions in the lower-yielding mortgage-backed securities available for sale portfolio. For the three months ended March 31, 2003 loans receivable represented 85.8% of average interest-earning assets as compared to 80.6% for the same prior year period. The asset yield for the quarter benefited from $407,000 of income reflecting realized appreciation in an equity investment. The comparable benefit for the prior year period was $600,000. The cost of interest-bearing liabilities decreased to 2.69% for the three months ended March 31, 2003, as compared to 3.36% in the same prior year period. Funding costs benefited from the Company's focus on lower cost core deposit growth. Core deposits (including non-interest-bearing deposits) represented 60.7% of average deposits for the three months ended March 31, 2003 as compared to 52.6% for the same prior year period.

         Other income increased to $3.7 million for the three months ended March 31, 2003 from $2.4 million in the same prior year period. Fees and service charges increased by 26.9%, or $387,000, for the three months ended March 31, 2003 as compared to the same prior year period due to the growth in commercial account services, retail core account balances and trust fees. For the three months ended March 31, 2003 the Company recorded a gain of $2.5 million on the sale of loans and securities, as compared to a gain of $394,000 in the same prior year period. For the three months ended March 31, 2003, the gain on sales of loans and securities includes a gain of $323,000 on the sale of equity securities. Loan servicing income decreased by $1.2 million for the three months ended March 31, 2003, as compared to the same prior year period due to the current period recognition of an impairment to the loan servicing asset for $1.0 million.

                  Operating expenses amounted to $10.6 million for the three months ended March 31, 2003, as compared to $9.9 million for the corresponding prior year period. The increase was principally due to the costs associated with the opening of the Bank's seventeenth branch office in May 2002, as well as higher loan related expenses. Additionally, ESOP expense increased by $113,000 due to the higher average market price for OCFC shares during the first quarter of 2003 as compared to the same prior year quarter.

Financial Condition

         Loans receivable net, increased by $798,000 at March 31, 2003 as compared to December 31, 2002. Commercial loans outstanding increased $7.1 million, or 13.1% on an annualized basis, while 1-4 family mortgage loans declined during the period due to sale activity.

         Deposits decreased to $1,151.9 million at March 31, 2003 from $1,184.8 million at December 31, 2002. Core deposits, however, the Company's primary focus, grew $6.1 million (net of the $11.6 million transfer mentioned below) while certificate balances declined. During the quarter a large commercial deposit relationship transferred $11.6 million to the securities sold under agreements to repurchase account.

         Stockholders' equity increased by $67,000 to $135.4 million at March 31, 2003 as compared to $135.3 million at December 31, 2002. For the quarter, 310,800 common shares were repurchased at a total cost of $6.8 million. Under the 10% repurchase program authorized by the Board of Directors in August 2002, 639,035 shares remain to be purchased as of March 31, 2003. The cost of share repurchases was partly offset by the proceeds from stock option exercises and the related tax benefit.

Asset Quality

         The Company's non-performing assets totaled $3.7 million at March 31, 2003 as compared to $2.8 million at December 31, 2002 with the entire increase relating to 1-4 family and consumer loans. There were no loan charge-offs for the quarter ended March 31, 2003.

         OceanFirst Financial Corp.'s subsidiary, OceanFirst Bank, founded in 1902, is a federally-chartered stock savings bank with $1.7 billion in assets and seventeen branches located in Ocean, Monmouth and Middlesex counties, New Jersey. The Bank is the largest and oldest community-based financial institution headquartered in Ocean County, New Jersey.

         OceanFirst Financial Corp.'s press releases are available at no charge by visiting us on the worldwide web at http://www.oceanfirst.com.

Forward-Looking Statements

This news release contains certain forward-looking statements which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and the subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company's market area and accounting principles and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake - and specifically disclaims any obligation - to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                           OceanFirst Financial Corp.
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                (dollars in thousands, except per share amounts)

                                                                        March 31,          December 31,            March  31,
                                                                           2003                2002                    2002
                                                                        -----------         -----------             ---------
                                                                        (Unaudited)                                 (Unaudited)
ASSETS

Cash and due from banks                                                   $   35,104        $    17,192             $   19,167
Investment securities available for sale                                      77,823             91,978                 78,330
Federal Home Loan Bank of New York
  stock, at cost                                                              19,850             18,700                 23,885
Mortgage-backed securities available for sale                                142,587            138,657                199,531
Loans receivable, net                                                      1,336,696          1,335,898              1,253,340
Mortgage loans held for sale                                                  57,211             66,626                 73,473
Interest and dividends receivable                                              6,572              6,378                  8,066
Real estate owned, net                                                             -                141                    181
Premises and equipment, net                                                   17,320             17,708                 17,616
Servicing asset                                                                7,328              7,907                  8,477
Bank Owned Life Insurance                                                     32,818             32,398                 31,048
Other assets                                                                  11,628             10,115                  9,385
                                                                          ----------        -----------             ----------
      Total assets                                                        $1,744,937         $1,743,698             $1,722,499
                                                                          ==========        ===========             ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits                                                                  $1,151,882        $ 1,184,836             $1,114,030
Securities sold under agreements to repurchase
   with retail customers                                                      52,870             44,584                 36,127
Securities sold under agreements to repurchase
   with the Federal Home Loan Bank                                           115,000            140,000                155,000
Federal Home Loan Bank advances                                              269,500            214,000                258,200
Advances by borrowers for taxes and insurance                                  6,789              5,952                  6,504
Other liabilities                                                             13,524             19,021                  9,343
                                                                          ----------        -----------             ----------
      Total liabilities                                                    1,609,565          1,608,393              1,579,204
                                                                          ----------        -----------             ----------
Stockholders' equity:
   Preferred stock, $.01 par value,
      5,000,000 shares authorized, no shares issued                                -                  -                      -
   Common stock, $.01 par value, 55,000,000 shares authorized,
      27,177,372 shares issued and 13,777,942, 13,757,880
      and 14,503,472 shares outstanding at March 31, 2003,
      December 31, 2002 and March 31, 2002, respectively                         272                272                    272
   Additional paid-in capital                                                186,740            184,934                182,642
   Retained earnings                                                         144,067            142,224                134,615
   Accumulated other comprehensive loss                                       (4,429)            (3,201)                (3,011)
   Less: Unallocated common stock held by
            Employee Stock Ownership Plan                                    (10,913)           (11,248)               (12,309)
         Treasury stock, 13,399,430, 13,419,492 and
            12,673,900 shares at March 31, 2003,
            December 31, 2002 and March 31, 2002, respectively              (180,365)          (177,676)              (158,914)
                                                                          ----------        -----------             ----------
         Total stockholders' equity                                          135,372            135,305                143,295
                                                                          ----------        -----------             ----------
         Total liabilities and stockholders' equity                       $1,744,937        $ 1,743,698             $1,722,499
                                                                          ==========        ===========             ==========

                           OceanFirst Financial Corp.
                        CONSOLIDATED STATEMENTS OF INCOME
                    (in thousands, except per share amounts)

                                                                                          For the three months
                                                                                             ended March 31,
                                                                                          2003            2002
                                                                                          ----            ----
                                                                                                (Unaudited)
Interest income:
  Loans                                                                                   $22,746      $23,856
  Mortgage-backed securities                                                                1,436        3,098
  Investment securities and other                                                           1,246        1,460
                                                                                          -------      -------
      Total interest income                                                                25,428       28,414
                                                                                          -------      -------
Interest expense:
  Deposits                                                                                  5,233        7,385
  Borrowed funds                                                                            4,808        5,361
                                                                                          -------      -------
      Total interest expense                                                               10,041       12,746
                                                                                          -------      -------
      Net interest income                                                                  15,387       15,668
Provision for loan losses                                                                     375          500
                                                                                          -------      -------
      Net interest income after provision
          for loan losses                                                                  15,012       15,168
                                                                                          -------      -------
Other income:
  Loan servicing (loss) income                                                             (1,190)          41
  Fees and service charges                                                                  1,824        1,437
  Net gain on sales of loans and securities available for sale                              2,505          394
  Net income from other real estate operations                                                110           19
  Income on Bank Owned Life Insurance                                                         420          524
  Other                                                                                        11           10
                                                                                          -------      -------
  Total other income                                                                        3,680        2,425
                                                                                          -------      -------
Operating expenses:
  Compensation and employee benefits                                                        5,093        5,262
  Occupancy                                                                                   937          792
  Equipment                                                                                   591          543
  Marketing                                                                                   421          424
  Federal deposit insurance                                                                    93          126
  Data processing                                                                             715          588
  General and administrative                                                                2,766        2,143
                                                                                          -------      -------
     Total operating expense                                                               10,616        9,878
                                                                                          -------      -------
     Income before provision for income taxes                                               8,076        7,715
Provision for income taxes                                                                  2,827        2,666
                                                                                          -------      -------
      Net income                                                                          $ 5,249      $ 5,049
                                                                                          =======      =======
Basic earnings per share                                                                  $  0.42      $  0.38
                                                                                          =======      =======
Diluted earnings per share                                                                $  0.40      $  0.36
                                                                                          =======      =======
Average basic shares outstanding                                                           12,442       13,182
                                                                                          =======      =======
Average diluted shares outstanding                                                         13,210       13,895
                                                                                          =======      =======
Cash earnings (1)                                                                         $ 6,010      $ 5,795
                                                                                           ======      =======
Diluted cash earnings per share                                                           $  0.45      $  0.42
                                                                                          =======      =======

(1) Cash earnings are determined by adding (net of taxes) to reported earnings the non-cash expenses stemming from the amortization and appreciation of allocated shares in the company's stock-related benefit plans and the amortization of intangible assets.

                           OceanFirst Financial Corp.
                      SELECTED CONSOLIDATED FINANCIAL DATA
                    (in thousands, except per share amounts)

                                                              At March 31, 2003        At December 31, 2002     At March 31, 2002
                                                              -----------------        --------------------     -----------------

STOCKHOLDERS' EQUITY
Stockholders' equity to total assets                                    7.76%                7.76%                        8.32%
Common shares outstanding (in thousands)                              13,778               13,758                       14,503
Stockholders' equity per common share                                  $9.83                $9.83                        $9.88
Tangible stockholders' equity per common share                          9.71                 9.72                         9.77

ASSET QUALITY

Allowance for loan losses                                            $10,453              $10,074                       $8,476
Nonperforming loans                                                    3,685                2,688                        3,778
Nonperforming assets                                                   3,685                2,829                        3,959
Allowance for loan losses as a percent of total
  loans receivable                                                      0.74%                0.71%                        0.63%
Allowance for loan losses as a percent of
  nonperforming loans                                                 283.66               374.78                       224.35
Nonperforming loans as a percent of
  total loans receivable                                                0.26                 0.19                         0.28
Nonperforming assets as a percent of total assets                       0.21                 0.16                         0.23

                                                                      For the three months ended
                                                                               March 31
                                                                    ------------------------------
                                                                       2003                 2002
                                                                       ----                 ----
PERFORMANCE RATIOS (ANNUALIZED)

Return on average assets                                                1.21%                 1.15%
Return on average stockholders' equity                                 15.61                 13.93
Interest rate spread                                                    3.48                  3.45
Interest rate margin                                                    3.73                  3.75
Operating expenses to average assets                                    2.45                  2.26
Efficiency ratio                                                       55.68                 54.60

CASH EARNINGS

Although reported earnings and return on stockholders' equity are traditional measures of performance, the Company believes that the change in stockholders' equity or "cash earnings," and related return measures are also a significant measure of a company's performance. Cash earnings exclude the effects of various non-cash expenses, such as the employee stock plans amortization expense and related tax benefit, as well as the amortization of intangible assets. The following table reconciles the Company's net income with cash earnings. The table is a pro forma calculation which is not in accordance with GAAP.


                                                                      For the three months ended
                                                                               March 31
                                                                   --------------------------------
                                                                        2003                 2002
                                                                        ----                 ----

Net income                                                            $5,249               $ 5,049
Add: Employee stock plans amortization expense                           861                   909
         Amortization of intangible assets                                26                    26
Less: Tax benefit (1)                                                   (126)                 (189)
                                                                      ------               -------
          Cash earnings                                               $6,010               $ 5,795
                                                                      ======               =======
Basic cash earnings per share                                         $  .48               $   .44
                                                                      ======               =======
Diluted cash earnings per share                                       $  .45               $   .42
                                                                      ======               =======

(1) The Company does not receive any tax benefit for that portion of employee stock plan amortization expense relating to the ESOP fair market value adjustment

                           OceanFirst Financial Corp.
                         SELECTED LOAN AND DEPOSIT DATA
                                 (in thousands)

LOANS RECEIVABLE

                                                       At March 31, 2003                  At December 31, 2002
                                                       -----------------                  --------------------
Real estate:
         One- to four-family                                   $1,086,785                       $1,104,976
         Commercial real estate, multi-
           family and land                                        146,715                          139,654
         Construction                                              12,333                           11,079
Consumer                                                           81,664                           80,218
Commercial                                                         78,022                           77,968
                                                               ----------                       ----------
                  Total loans                                   1,405,519                        1,413,895
                  Loans in process                                 (3,981)                          (3,531)
         Deferred origination costs, net                            2,827                            2,239
         Unearned discount                                             (5)                              (5)
         Allowance for loan losses                                (10,453)                         (10,074)
                                                               -----------                      ----------
                  Total loans, net                              1,393,907                        1,402,524
Less: mortgage loans held for sale                                 57,211                           66,626
                                                               ----------                       ----------
                  Loans receivable, net                        $1,336,696                       $1,335,898
                                                               ==========                       ==========
Loans serviced for others                                        $710,608                       $  680,165
Loan pipeline                                                     333,304                          307,662


                                                                       For the three months ended
                                                                                March 31
                                                               ------------------------------------------
                                                                  2003                           2002
                                                                  ----                           ----
Loan originations                                                 $276,862                        $216,768
Loans sold                                                         149,974                         112,166


DEPOSITS

                                                          At March 31, 2003               At December 31, 2002
                                                          -----------------               --------------------
Type of Account

Non-interest bearing                                           $  92,279                        $   86,290
NOW                                                              247,529                           260,762
Money market deposit                                             127,280                           123,960
Savings                                                          245,029                           234,995
Time deposits                                                    439,765                           478,829
                                                               ----------                       ----------
                                                               $1,151,882                       $1,184,836
                                                               ==========                       ==========

                           OceanFirst Financial Corp.

                         ANALYSIS OF NET INTEREST INCOME

                                                                     FOR THE QUARTERS ENDED MARCH 31,
                                           ------------------------------------------------------------------------------------
                                                             2003                                        2002
                                           ------------------------------------------ -----------------------------------------
                                                                          AVERAGE                                    AVERAGE
                                             AVERAGE                      YIELD/         AVERAGE                      YIELD/
                                             BALANCE      INTEREST         COST          BALANCE        INTEREST       COST
                                           ------------ -------------- -------------- --------------- ------------ ------------
(Dollars in thousands)
Assets
Interest-earnings assets:
    Interest-earning deposits
      and short term investments           $   13,876        $    40          1.15%     $    2,618      $     6           .92%
    Investment securities                      89,010            951          4.27          80,563        1,197          5.94
    FHLB stock                                 19,110            255          5.34          23,721          257          4.33
    Mortgage-backed securities                123,880          1,436          4.64         216,822        3,098          5.72
    Loans receivable, net (1)               1,402,070         22,746          6.49       1,345,568       23,856          7.09
                                           ----------        -------          ----      ----------      -------         -----
      Total interest-earning assets         1,647,946         25,428          6.17       1,669,292       28,414          6.81
                                           ----------        -------          ----      ----------      -------         -----
Non-interest earning assets                    84,861                                       82,462
                                           ----------                                   ----------
      Total assets                         $1,732,807                                   $1,751,754
                                           ==========                                   ==========
Liabilities and Stockholders' Equity
Interest-bearing liabilities:
    Transaction deposits                   $  630,277          1,570          1.00         509,850        2,017          1.58
    Time deposits                             459,912          3,663          3.19         524,683        5,368          4.09
                                           ----------        -------          ----      ----------      -------         -----
      Total                                 1,090,189          5,233          1.92       1,034,533        7,385          2.86
    Borrowed funds                            400,729          4,808          4.80         485,047        5,361          4.42
                                           ----------        -------          ----      ----------      -------         -----
      Total interest-bearing liabilities    1,490,918         10,041          2.69       1,519,580       12,746          3.36
                                           ----------        -------          ----      ----------      -------         -----
Non-interest-bearing deposits                  88,147                                       72,635
Non-interest bearing liabilities               19,208                                       14,566
                                           ----------                                   ----------
      Total liabilities                     1,598,273                                    1,606,781
Stockholders' equity                          134,534                                      144,973
                                           ----------                                   ----------
      Total liabilities and
        stockholders' equity               $1,732,807                                   $1,751,754
                                           ==========                                   ==========
Net interest income                                          $15,387                                    $15,668
                                                             =======                                    =======
Net interest rate spread (2)                                                  3.48%                                      3.45%
                                                                              ====                                       ====
Net interest margin (3)                                                       3.73%                                      3.75%
                                                                              ====                                       ====

     (1) Amount is net of deferred loan fees, undisbursed loan funds, discounts and premiums and estimated loss allowances and includes loans held for sale and non-performing loans.

     (2) Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.

     (3) Net interest margin represents net interest income divided by average interest-earning assets.